Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT



The Boards of Directors
Pilgrim Mutual Funds and Pilgrim Global Corporate Leaders Fund, Inc.:

We consent to the use of our reports for the Pilgrim Worldwide Growth Fund and the Pilgrim Global Corporate Leaders Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.

                                            /s/ KPMG LLP

Los Angeles, California
November 28, 2000